Exhibit 99.7

FORM OF PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

YADKIN FINANCIAL CORPORATION NON-VOTING COMMON STOCK

To be held on __, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Joseph H. Towell and Jan H. Hollar, and each of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Yadkin Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Yadkin Financial Corporation to be held on __, 2014 at                                                                              , at                             ., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus (to the extent the undersigned is entitled to vote), receipt of which is hereby acknowledged. These proxies are directed to vote on the following matters described in the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus:

1. PROPOSAL to amend the articles of incorporation of Yadkin Financial Corporation to increase the number of authorized shares of common stock to 75,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. OTHER BUSINESS. The proxies are authorized to vote in their discretion upon such other business as may be properly brought before the Annual Meeting or any adjournment thereof (to the extent the undersigned is entitled to vote thereon). The Board of Directors of Yadkin Financial Corporation currently knows of no other business to be presented.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal #1 to amend the articles of incorporation to increase the number of authorized shares of common stock to 75,000,000 shares. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return this proxy. You may revoke your proxy at any time before it is voted by giving written notice of revocation to Yadkin Financial Corporation’s Secretary, or by filing a properly executed proxy card of a later date with Yadkin Financial Corporation’s Secretary, at or before the Annual Meeting. You may also revoke your proxy by attending and voting your shares in person at the Annual Meeting.

Dated:	2014.

Signature of Shareholder(s)	Signature of Shareholder(s)

Print name clearly	Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.